UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2007

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2007, at a meeting of the Board of Directors (the "Board") of XL Capital Ltd (the "Company"), the Board approved the following increases in the compensation payable to non-employee members of the Board:

(i) the annual cash retainer fee for the Audit Committee Chairman was increased from $12,000 to $15,000;
(ii) the annual cash retainer fee for all other Committee Chairmen was increased from $5,000 to $10,000; and
(iii) the annual cash retainer fee for members of the Audit Committee (other than the Audit Committee Chairman) was increased from $5,000 to $7,500.

At that meeting, the Board approved to continue all other compensation payable to non-employee members of the Board, other than as set forth in the next paragraph below. The terms of such compensation are set forth in the Company's Annual Proxy Statement dated March 19, 2007, filed on Schedule 14A (the "Proxy Statement"). In addition, the Board approved for each non-employee member of the Board, an award of 1,000 shares of restricted stock, and 2,500 stock options at an exercise price of $78.19 per share.

The Board also approved (i) an annual retainer fee of $30,000 payable to the independent director selected by the independent directors to act as the presiding director (the "Lead Director") at executive sessions of non-management directors and independent directors (payable from September 2006 when the Lead Director was selected to become the Lead Director); and (ii) an amendment to the Company's Directors Stock & Option Plan, as amended and restated (the "Directors Plan") (and as described further in the Company's Proxy Statement), to eliminate the ability of non-employee members of the Board to elect to defer all or part of their annual cash retainer fee in exchange for share units equal to 110% of the amount of cash compensation such members elected to defer. Non-employee members of the Board will still be permitted to elect to defer all or a portion of their annual cash retainer fee in exchange for share units equal to 100% of the amount of cash compensation such members elected to defer in accordance with the Directors Plan, as so amended.

The above-referenced compensation, which was effective upon approval by the Board, was recommended to the Board by the Nominating & Governance Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

May 3, 2007	By:	/s/ Kirstin Romann Gould

Name: Kirstin Romann Gould
Title: Secretary